SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STAR GAS PARTNERS, L.P.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAR GAS PARTNERS, L.P. CLEARWATER HOUSE 2187 ATLANTIC STREET P.O. BOX 120011 STAMFORD, CONNECTICUT 06912-0011

February 1, 2006

Dear Star Gas Unitholder:

As an owner of Star Gas (NYSE:SGU) (“Star Gas” or the “Partnership”), we recently sent you proxy materials regarding a recapitalization that is critical to the value of your investment. It is important that all unitholders participate in the upcoming vote and that your vote be counted.

The Star Gas Board, after carefully considering alternatives and receiving advice from its independent financial advisors, and with the full support of senior management, voted unanimously IN FAVOR of the recapitalization.

NOT VOTING WILL HAVE THE SAME EFFECT AS A NO VOTE AGAINST THIS IMPORTANT INITIATIVE.

If you have not already done so, please take a moment to read the proxy materials and vote by phone, via the internet, or kindly mail in your proxy. Instructions for each voting method are included on the enclosed proxy card.

Since the proposed recapitalization was announced on December 5, 2005, the price of your units has appreciated significantly, rising from $1.32 to $2.61, INCREASING THE VALUE OF YOUR SGU UNITS APPROXIMATELY 98% as of the date of this mailing. We believe this increase is indicative of the support this transaction has received from our investors and the capital markets. The Star Gas Board is concerned that if the recapitalization is not approved, and the agreements with our senior noteholders terminate, there could be adverse effects on both the Partnership and the value of your investment in Star Gas.

If approved, the proposed recapitalization would result in, among other things:

•	Strengthening Star Gas’s balance sheet, helping it meet liquidity and capital requirements in this time of high oil prices, and allowing the Partnership to operate more efficiently with less debt.

•	Quarterly distributions will commence accruing at a rate of $0.27 per year, starting in October 2008.

•	Should the proposed recapitalization not be approved, it is unlikely that you and other Star Gas unitholders would receive any distributions in the foreseeable future.

•	Allowing Star Gas to resume making strategic acquisitions of home heating oil distributors to help us maintain and increase our customer base and grow our business.

•	Current unitholders being offered rights to purchase additional SGU units.

•	These valuable rights will allow common unitholders to purchase additional units at $2.00 per unit—which is below the trading price of the units as of the date of this letter.

•	Resolution of the significant disagreement with our senior noteholders.

•	Removing the imminent threat of legal action relating to the use of funds from the propane division sale; also, avoiding potential risk of a material adverse effect on the Partnership’s ability to operate as a going concern should the recapitalization proposals not be approved.

•	Bringing in a new General Partner with extensive heating oil industry experience.

•	The new General Partner backs the current management team and its operating strategy.

Thank you for your ongoing support, and I look forward to continuing to keep you updated about material developments on a regular basis.

Regards,

Joseph P. Cavanaugh

Chief Executive Officer

PS—Should you have any questions or concerns about the vote, feel free to call Georgeson Shareholder, the firm assisting us in this solicitation, toll-free at 800/960-7546 and speak with a representative who should be able to address your inquiry.

STAR GAS PARTNERS, L.P. CLEARWATER HOUSE 2187 ATLANTIC STREET P.O. BOX 120011 STAMFORD, CONNECTICUT 06912-0011

February 1, 2006

Dear Star Gas Unitholder:

As an owner of Star Gas (NYSE:SGH) (“Star Gas” or the “Partnership”), we recently sent you proxy materials regarding a recapitalization that is critical to the value of your investment. It is important that all unitholders participate in the upcoming vote and that your vote be counted.

The Star Gas Board, after carefully considering alternatives and receiving advice from its independent financial advisors, and with the full support of senior management, voted unanimously IN FAVOR of the recapitalization.

NOT VOTING WILL HAVE THE SAME EFFECT AS A NO VOTE AGAINST THIS IMPORTANT INITIATIVE.

If you have not already done so, please take a moment to read the proxy materials and vote by phone, via the internet, or kindly mail in your proxy. Instructions for each voting method are included on the enclosed proxy card.

Since the proposed recapitalization was announced on December 5, 2005, the price of your units has appreciated significantly, rising from $1.89 to $2.18, INCREASING THE VALUE OF YOUR SGH UNITS APPROXIMATELY 15% as of the date of this mailing. We believe this increase is indicative of the support this transaction has received from our investors and the capital markets. The Star Gas Board is concerned that if the recapitalization is not approved, and the agreements with our senior noteholders terminate, there could be adverse effects on both the Partnership and the value of your investment in Star Gas.

If approved, the proposed recapitalization would result in, among other things:

•	Subordinated units (SGH) being converted into common units (SGU) on a one-to-one basis.

•	Strengthening Star Gas’s balance sheet, helping it meet liquidity and capital requirements in this time of high oil prices, and allowing the Partnership to operate more efficiently with less debt.

•	Quarterly distributions will commence accruing at a rate of $0.27 per year, starting in October 2008.

•	Should the proposed recapitalization not be approved, it is unlikely that you and other Star Gas unitholders would receive any distributions in the foreseeable future.

•	Allowing Star Gas to resume making strategic acquisitions of home heating oil distributors to help us maintain and increase our customer base and grow our business.

•	Resolution of the significant disagreement with our senior noteholders.

•	Removing the imminent threat of legal action relating to the use of funds from the propane division sale; also, avoiding potential risk of a material adverse effect on the Partnership’s ability to operate as a going concern should the recapitalization proposals not be approved.

•	Bringing in a new General Partner with extensive heating oil industry experience.

•	The new General Partner backs the current management team and its operating strategy.

Thank you for your ongoing support, and I look forward to continuing to keep you updated about material developments on a regular basis.

Regards,

Joseph P. Cavanaugh

Chief Executive Officer

PS—Should you have any questions or concerns about the vote, feel free to call Georgeson Shareholder, the firm assisting us in this solicitation, toll-free at 800/960-7546 and speak with a representative who should be able to address your inquiry.